Exhibit 10.16

AMENDED AND RESTATED PROMISSORY NOTE

$400,000.00	April 28, 2025

THIS AMENDED AND RESTATED PROMISSORY NOTE (this ''Note") is effective as April 28, 2025 (the “Effective Date”) and is a duly authorized and validly issued joint and several promissory note of Charlie's Holdings, Inc., a Nevada corporation (the "Company"), with a principal place of business located at 1007 Brioso Drive, Costa Mesa CA 92627. This Note replaces in its entirety the promissory note between the parties dated April 6, 2022 in the principal amount of $1.0 million.

FOR VALUE RECEIVED, the Company hereby promises to pay to the order of Michael D. King, an individual ("Lender"), or its successors and assigns (together with Lender, the "Holder"), the principal sum of Four Hundred Thousand Dollars ($400,000.00) (the "Principal Amount"), together with interest thereon and other amounts payable hereunder at the times and on the dates set forth herein and in any event no later than the Maturity Date.

Capitalized terms used herein without definition have the meanings set forth on Exhibit A hereto, which is incorporated herein by this reference as though set forth herein in full. This Note is subject to the following additional provisions:

Section 1.         [Intentionally Omitted].

Section 2.         Payment of Principal and Interest.

(a)    Payment of Principal and Interest. The Company shall make the monthly payments of principal and interest in the amount of $37,062.70 beginning May 28, 2025 in accordance with the Payment Schedule attached hereto as Schedule A or, if earlier, upon acceleration of this Note in accordance with the terms hereof. Any amount of principal repaid hereunder may not be reborrowed.

(b)    Interest Rate. From the Effective Date until paid in full, interest on the aggregate outstanding Principal Amount shall accrue at a rate equal to 20% per annum, provided, however, in no event shall the interest paid under the terms of this Note be less than $50,000 (the "Guaranteed Minimum Interest"), which amount shall be the minimum amount due and owing regardless of the duration of the loan evidenced by this Note. The Guaranteed Minimum Interest shall accrue and be fully earned upon the advance by Holder of the loan evidenced by this Note on or substantially concurrently with the Effective Date. The Guaranteed Minimum Interest and any additional accrued interest shall be due and payable by the Company to the Holder on the Maturity Date or, if earlier, upon acceleration of this Note in accordance with the terms hereof.

Upon and after the occurrence of an Event of Default (as defined below), then the principal and unpaid interest and unpaid other amounts under this Note shall, at the election of the Holder in its sole and absolute discretion, bear interest at the lesser of a rate equal to 25% per annum or the Maximum Rate (as defined below) (the "Default Rate"). Such interest shall accrue daily commencing on occurrence of such Event of Default until payment in full of the Principal Amount, together with all accrued and unpaid interest and other amounts which may become due hereunder, has been made.

(c)    Prepayment. The Company may prepay all or any portion of the Principal Amount, together with all accrued but unpaid interest thereon.

Section 3.         Representations and Warranties. The Company hereby represents and warrants to the Holder as follows:

(a)    The Company has been duly formed, is validly existing and is in good standing under the laws of its jurisdiction of formation, is in good standing or duly qualified as a foreign corporation in all jurisdictions where the conduct of its business so requires and where the failure to so qualify could reasonably be expected to have a Material Adverse Effect, and has all requisite power and authority to execute, deliver and perform its obligations under this Note and all other Transaction Documents to which it is a party. Each of this Note and all other Transaction Documents have been duly authorized, executed and delivered by the Company and constitute its legal, valid and binding obligation, enforceable against it in accordance with the terms hereof and thereof except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors' rights generally. The execution, delivery and performance by the Company of this Note and all other Transaction Documents to which it is a party, and the incurrence by it of obligations hereunder and thereunder, do not (i) contravene or conflict with the Company's certificate of formation, operating agreement or similar governing documents or any law applicable to the Company or other instrument binding on or otherwise affecting the Company, or (ii) give rise to any lien, security interest or other charge or encumbrance (other than in favor of the Holder) upon any of the Company's properties. No consent or approval of or notice to or filing with any governmental authority or other third party is or will be required on the part of the Company as a condition to the validity or enforceability of this Note or the other Transaction Documents, other than such consents which have been obtained and are in full force and effect, true and complete copies of which have been previously provided to the Holder.

(b)    The Company is in compliance in all material respects with all laws and regulatory requirements to which it or its properties are subject. There is no litigation pending or, to the knowledge of the Company, threatened against the Company. The Company's principal place of business is at the address set forth at the beginning of this Note. The Company has paid all federal, foreign, state and local taxes required to be paid by it on or prior to the date they were due. All documents, instruments and other written material heretofore or hereafter furnished to the Holder pursuant to the terms of any Transaction Document contain no misstatements of a material fact and do not fail to disclose any material fact and the Company has not failed to disclose to the Holder any material information.

(c)    All financial statements of the Company delivered to Holder, if any, fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. None of such financial reports, as of their date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated. therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Section 4.       Covenants.   As long as any portion of this Note remains outstanding, the Company agrees as follows:

(a)    the Company shall comply with its obligations under this Note and the other Transaction Documents;

(b)    the Company shall comply with all applicable laws and duly observe and conform in all material respects to all valid requirements of governmental authorities relating to the conduct of its business or to its properties or assets;

(c)    the Company shall not declare or pay any dividends or make any distributions to any holder(s) of equity interests or other equity security of the Company, or purchase or otherwise acquire for value, directly or indirectly, any equity interests or other equity security of the Company;

(d)    the Company will promptly repay the outstanding balance of the Principal Amount, plus any accrued interest upon the consummation of (i) a merger or consolidation with any other Person (regardless of which Person is the surviving entity); (ii) the sale or dispose of substantially all of its assets other than in the ordinary course of business and for fair equivalent value, or (iii) in any material manner alter its organizational structure or effect a change of entity, without first receiving the prior written consent of the Holder;

(e)    the Company shall promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the Company; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if the Company shall have set aside on its books adequate reserves with respect thereto, and provided, further, that the Company will pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any Lien which may have attached as security therefor;

(f)    the Company shall maintain in full force and effect its corporate existence, rights and franchises and all licenses and other rights to use property owned or possessed by it and reasonably deemed to be necessary to the conduct of its business;

(g)    the Company shall keep its properties in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all necessary and proper repairs, renewals, replacements, additions and improvements thereto; and the Company shall at all times comply with each provision of all leases to which it is a party or under which it occupies property;

(h)    the Company shall maintain with financially sound and reputable insurance companies not affiliates of the Company, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons and providing for not less than 30 days' prior notice to the Holder of termination, lapse or cancellation of such insurance; and

(i)    the Company shall deliver to the Holder or provide access to the Holder, (i) promptly upon the Holder's request, such books, records, financial statements, tax returns, investment statements, lists of property and accounts, budgets, forecasts or reports as to the Company as the Holder may request, and (ii) immediately upon knowledge of the same, notice of the occurrence of any Event of Default.

Section 5.         Events of Default.

(a)    "Event of Default" means, wherever used herein, any of the following events (whatever the reason for such event and whether such event shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

i.    any default in the payment of (A) the principal amount of this Note or (B) interest or other amounts owing to the Holder on this Note, as and when the same shall become due and payable (whether on the Maturity Date or by acceleration or otherwise);

ii.    the Company shall fail to observe or perform any other covenant or agreement contained in this Note or any other Transaction Document;

lll.    a default or event of default shall occur under any of the Transaction Documents, or the failure or invalidity of any of the Transaction Documents;

iv.    any representation or warranty made in this Note, any other Transaction Documents, any written statement pursuant hereto or thereto or any other report, financial statement or certificate made or delivered to the Holder shall be untrue or incorrect in any respect as of the date when made or deemed made;

v.    the Company shall be subject to a Bankruptcy Event;

v1.   the Company shall default on any other obligations under any promissory note, mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement, whether such indebtedness now exists or shall hereafter be created;

vii.       any monetary judgment, writ or similar final process in excess of $100,000 shall be entered or filed against the Company or its property or other assets, and such judgment, writ or similar final process shall remain unvacated, unbonded or unstayed for a period of 10 calendar days; or

v111.         a Material Adverse Effect occurs.

(b)    Remedies Upon Event of Default. If any Event of Default occurs, the entire unpaid principal amount of this Note plus all accrued interest and other amounts owing under this Note through the date of acceleration, shall become, at the Holder's election in its sole and absolute discretion, immediately due and payable upon written notice to the Company, except that, with respect to a default under Section S(a)(v) above, no such notice shall be required and such acceleration shall be automatic and immediate. In connection with such acceleration described herein, the Holder need not provide, and the Company hereby waives, any presentment, demand or protest of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law and the Transaction Documents. Such acceleration may be rescinded and annulled by the Holder at any time prior to payment hereunder and the Holder shall have all rights as the holder of the Note until such time, if any, as the Holder receives full payment pursuant to this Section S(b). No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

Section 6.         Miscellaneous.

(a)    Notices. Any and all notices or other communications or deliveries to be provided by the Holder to the Company hereunder shall be delivered to the address of the Company set forth in the first paragraph of this Note. Notices to the Holder shall be delivered to its address at 4995 Rockhaven Drive, Clarence, NY 14032 or such other address as may be designated by the Holder from time to time.

(b)    Absolute Obligation. No prov1s1on of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and accrued interest, as applicable, on this Note at the time, place, and rate, and in the coin or currency, herein prescribed. This Note is a direct and unconditional debt obligation of the Company. All payments to be made by the Company hereunder and under the other Transaction Documents shall be made, in lawful money of the United States of America, and without condition or deduction for any counterclaim, defense, recoupment or setoff.

(c)    Lost or Mutilated Note. If this Note shall be mutilated, lost, stolen or destroyed, then the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the principal amount of this Note so mutilated, lost, stolen or destroyed.

(d)    Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Note or any other Transaction Document shall be governed by and construed and enforced in accordance with the internal laws of the State of California, without regard to the principles of conflict of laws thereof. The Company hereby agrees that it will commence any and all legal proceedings under, with respect to or related to any of the Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, members, employees or agents) only in the state and federal courts sitting in the County of Orange, State of California (the "California Courts"). The Company hereby irrevocably submits to the nonexclusive jurisdiction of the California Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such California Court, or that such California Court is an improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. If either party shall commence an action or proceeding to enforce any provisions of this Note, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys' fees and other reasonable costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding. Nothing in this Note or any other Transaction Document shall affect any right that the Holder may otherwise have to bring any action or proceeding relating to this Note or any other Transaction Document against the Company or its properties in the courts of any jurisdiction.

(e)    Costs and Expenses. Each of the Parties shall be responsible for, and shall pay, each of its own costs and expenses, including the fees and expenses of any attorneys, accountants and other experts retained by the Parties, which are expended or incurred by the Parties in connection with the preparation, negotiation or modification of this Note or any other Transaction Document, or any actions taken by the Holder in negotiating any amendment, waiver, consent or release of or under this Note or any other Transaction Document.

(f)    Waiver. Any waiver by the Holder of a breach of any provision of this Note or any other Transaction Document shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note or any other Transaction Document. The failure of the Holder to insist upon strict adherence to any term of this Note or any other Transaction Document on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note or such Transaction Document, as applicable. Any waiver by the Holder must be in writing.

(g)    Severability. If any provision of this Note or any other Transaction Document is invalid, illegal or unenforceable, the balance of this Note or other Transaction Document, as applicable, shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

(h)    Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

(i)    Headings. The headings contained herein are for convenience only, do not constitute a part of this Note and shall not be deemed to limit or affect any of the provisions hereof.

i.    To the extent it may lawfully do so, the Company hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any claim, action or proceeding that may be brought by the Holder in order to enforce any right or remedy under any Transaction Document; provided that, notwithstanding any provision to the contrary contained in any Transaction Document, it is expressly agreed and provided that the total liability of the Company under the Transaction Documents for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (taking into account any usury exception or exemption available to the Holder, the "Maximum Rate"), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Company may be obligated to pay under the Transaction Documents exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by law and applicable to the Transaction Documents is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to the Transaction Documents from the effective date forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to the Holder with respect to indebtedness evidenced by the Transaction Documents, such excess shall be applied by the Holder to the unpaid principal balance of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at the Holder's election.

ii.    Without limiting the generality of; the foregoing, it is the intent of Holder and Company that the loan evidenced by this Note comply with the usury exemption set forth in California Corporations Code § 2511S(b). In accordance with such Section, Company hereby represents and warrants to Holder the following:

(1)	Holder and Company, or any of their respective officers, directors, members, managers or other controlling persons, have a preexisting personal or business relationship.

(2)

Holder and Company, by reason of their own business and financial experience or that of their professional advisers, have the capacity to protect their own interests in connection with the transaction.

(k)    Indemnification. The Company will indemnify and hold the Holder harmless from any loss, liability, damages, judgments, and costs of any kind ("Liabilities") relating to or arising directly or indirectly out of (i) this Note or any other Transaction Document, (ii) any credit extended or committed by the Holder to the Company hereunder, and (iii) any litigation or proceeding related to or arising out of this Note, any such Transaction, Document, or any such credit; provided, however that the Company shall have no obligation to indemnify the Holder for any Liabilities that have arisen as a result of the Holder's negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction. This indemnity includes but is not limited to attorneys' fees and expenses. This indemnity extends to the Holder, its affiliates, partners, directors, officers, employees, agents, successors, attorneys, and assigns. This indemnity will survive repayment of the Company's obligations to the Holder.

All sums due to the Holder hereunder shall be due and payable immediately without demand and shall bear interest at the same rate as then applicable to the Principal Amount.

(I)      Successors and Assigns; Assignments and Participations. This Note shall be binding upon and inure to the benefit of the Company and the Holder and their respective successors and assigns, except that the Company may not assign or transfer any of its rights or obligations under this Note or any other Transaction Document without the express written consent of the Holder.

(m)    Counterparts: Electronic Execution. This Note may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Note. Delivery of an executed counterpart of this Note by telefacsimile or other electronic method of transmission (including without limitation a PDF attachment) shall be equally as effective as delivery of an original executed counterpart of this Note. The foregoing shall apply to each other Transaction Document mutatis mutandis.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by its duly authorized officer as of the date first above indicated.

“Company” CHARLIES HOLDINGS, INC., a Nevada corporation

By:

Name:	Henry Sicignano III
Title:	President

AGREED AND ACKNOWLEDGED:

Michael D. King

Promissory Note

EXHIBIT A

(Certain Defined Tenns)

"Bankruptcy Event" means any of the following events: (a) the Company commences a case or other proceeding under any Debtor Relief Laws; (b) there is commenced against the Company any case or proceeding under Debtor Relief Laws that is not dismissed within 30 calendar days after commencement; (c) the Company is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered; (d) the Company suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 30 calendar days after such appointment; (e) the Company makes a general assignment for the benefit of creditors; (f) the Company calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or (g) the Company, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

"Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, Orange County, California.

"Debtor Relief Laws" means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

"Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

"Liquidity Event" means any of the following, in each case with respect to either Company (or both) or any of their respective subsidiaries and/or affiliates: (a) any merger or consolidation in which any Company is a constituent party, or (b) the sale, transfer, pledge or other disposition of a majority of the equity interests of any Company and/or any of their respective subsidiaries and/or affiliates, or (c) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Company or any subsidiary or affiliate of the Company of all or substantially all the assets of the Company and its subsidiaries and/or affiliates.

"Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent), condition (financial or otherwise) or prospects of the Company; (b) a material impairment of the rights and remedies of the Holder under any Transaction Document or of the ability of Company to perform its obligations under any Transaction Document; (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Company of any Transaction Document; or (d) the issuance by any third party lender to the Company of a notice of default on indebtedness in excess of One Hundred Thousand Dollars ($100,000.00).

A-1

"Maturity Date" means the earlier to occur of (a) a Liquidity Event or (b) April 28, 2026.

"Note" means this Promissory Note, as amended, restated, supplemented, extended or otherwise modified from time to time.

"Person" means any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, governmental authority or other entity of any kind.

"Transaction Documents" means this Note, and each other instrument, document or agreement now or hereafter executed by the Company in favor of the Holder in connection with this Note, in each case as amended, restated, supplemented, extended or otherwise modified from time to time.

A-2

SCHEDULE A – PAYMENT SCHEDULE